Exhibit 24.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 4, 2007 on the consolidated financial statements of Dragon International Group Corp. and Subsidiaries for the years ended June 30, 2007 and 2006, include herein on the registration statement of Dragon International Group Corp. on Form S-1/A (Amendment No. 4 to Form SB-2), and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
April 4, 2008